Exhibit 99.1

Company Contact:

Michael Anthofer
Chief Financial Officer
408-321-6711

Investor Relations Contact:

Moriah Shilton
Sr. Director, Investor Relations
408-321-6713

Media Contact:

The Abernathy MacGregor Group
Tom Johnson, 212-371-5999
Jim Lucas or Amy Feng, 213-630-6550

TESSERA TECHNOLOGIES ISSUES STATEMENT REGARDING DIRECTOR NOMINATIONS

San Jose, Calif., Jan. 3, 2012 – Tessera Technologies, Inc. (Nasdaq: TSRA) (the “Company") announced it has received a letter from Starboard Value and Opportunity Master Fund Ltd and its affiliates and director nominees (together “Starboard”).

In the letter Starboard stated it holds less than 1.3% of the shares outstanding and intends to nominate candidates to fill half of the positions on the Company’s Board of Directors. According to the letter, Starboard holds 622,916 shares of the Company, 621,916 of which it purchased in December 2011, and intends to nominate Messrs. Maury Austin, Peter A. Feld and Jeffery S. McCreary for election at the 2012 Annual Meeting of the Stockholders of Tessera Technologies, Inc. According to public filings, Starboard owns approximately 9.9% of MIPS Technologies, Inc., where Mr. Austin is the former CFO and Mr. McCreary is a board member.

The Company issued the following statement:

“The Board of Directors of the Company is single-mindedly focused on enhancing value for all stockholders. Since installing Bob Young as CEO a little more than six months ago, the Board has taken decisive steps to chart a new path for the Company that will capitalize on the significant growth opportunities that the Company uniquely enjoys. Our Micro-electronics business continues to generate strong cash flow that we are prudently re-investing in new packaging solutions and in patented technology in adjacent and other vertical markets. Our Digital Optics business is now pursuing a large, transformational market opportunity that will produce measurable results in the next twelve months, exploiting technology that is proven and disruptive, with a clear path to commercialization. The Company has the right Board and management team in place to execute on these opportunities and to deliver value for the Company's stockholders.

We welcome an open and active dialogue with our stockholders. We regret that Starboard did not see fit to engage in dialogue with us prior to delivering its letter, but we look forward to the opportunity to engage in discussions with Starboard and all of our stockholders in the coming weeks. We know our stockholders need to understand the strategic plan and the concrete steps the Company is taking to execute on it. We are confident that as our stockholders understand the plan and the pace on which we are moving to realize it, our stockholders will be as excited about the Company's prospects as we are."

In addition, the Company is filing with the Securities and Exchange Commission the following letter to stockholders from Robert A. Young, President and Chief Executive Officer of the Company:

Fellow stockholders:

As we close the books on 2011, we are preparing to take our next steps in 2012 toward the very large growth opportunities we see ahead.

Our strong momentum today stands in contrast to our position just a year ago. Last May, when it asked me to step in as CEO of Tessera Technologies, Inc. (the “Company”), our Board of Directors saw a pressing need to re-set the course for our two business units so each could more aggressively pursue a multi-billion dollar market opportunity.

Over the past year, the Board of Directors and I have:

  Replaced more than half the senior management team, hiring new executives with the proven skills we need to drive our two businesses to the next level.
  Added two new Directors, significantly broadening our highly qualified Board’s experience, expertise and contacts.
  Retained a financial advisor to help refocus the Company and to finalize our strategies to address our emerging market opportunities.

Our operations performed strongly in 2011, generating cash from operating activities of $63.4 million in the first three quarters of the year. At the end of the third quarter, we had no debt and cash of $535.6 million – an increase of $60.6 million from December 2010. We have elected to prudently reinvest our cash in each of our business segments in order to address the large market opportunities at hand, out of the conviction that doing so will deliver superior returns to our stockholders.

Cash-Flow Generation: Micro-electronics

The driver of our cash flows – our Micro-electronics business – has been generating a non-GAAP operating profit margin of about 70% over the past three years, even after our investments in R&D programs and patent litigation. We passed important milestones in 2011 as we implemented our strategies to continue our growth over the horizon:

  Our new executive team successfully renewed two large revenue-generating licenses held by Samsung and Hynix.
  Our revitalized R&D team continued to create new generations of semiconductor packaging that will further improve the performance of integrated circuits. Much like our first packaging breakthrough, our latest technology enables high-speed chip performance in an even smaller form factor.
  We laid the foundation for expanding our technology licensing expertise into new and adjacent markets, including vertical markets beyond our traditional semiconductor packaging focus.

Growth Opportunity: Digital Optics

It may surprise those who have tracked the success of our Micro-electronics business to learn that our largest growth opportunity today is in our Digital Optics business (formerly known as Imaging & Optics).

This business is positioned to disrupt the multi-billion dollar market for mobile camera modules – a fragmented market in which low-margin assemblers compete with similar designs and commoditized components. Our technologies will enable a new generation of feature-rich camera modules within several well established markets including mobile phones, our first target market.

The most bulky component in today’s mobile phones is the camera module. Some of today’s Android phones even feature a “bump” made necessary by the nearly obsolete technology now found in all mobile phone camera modules, built around magnetic coil technology that is over 100 years old and has reached its effective limits of miniaturization.

We will introduce camera modules based on silicon rather than magnetic coils to move the lenses for focusing and zoom. This breakthrough MEMS technology is disruptive because it obsoletes the magnetic coils in use today by enabling cameras that are thinner, much faster, have more accurate lens positioning, and use far less battery power. When combined with the other software and technologies that we have already have developed and marketed, it means better quality images and video from miniature mobile phone cameras. Our technologies will enable mobile phone cameras to perform as well as standalone digital still cameras and to compete with video cameras on quality. We are discussing our offerings with Tier One OEM manufacturers of wireless handsets, and expect to ship our game-changing products in late 2012.

Milestones Ahead

In short, we have positioned our Digital Optics business with the right technologies and people to exploit a large and growing market that has yet to see the kind of transformative innovation that’s been common in other consumer electronics businesses.

The major milestones that you can expect this coming year:

  First half of 2012: We will sign our first design win for the use of our transformational MEMS optical imaging technology in a new cell phone.
  Second half of 2012: We will announce major steps toward high-volume manufacturing of devices using this MEMS technology.

We invite you to invest with us in this exciting opportunity – and to carefully watch our progress during the year ahead. As the Company’s largest individual stockholder, I look forward to executing our plans to drive a significant increase in the value of the Company. We appreciate your support.

Robert A. Young President and Chief Executive Officer Tessera Technologies, Inc. Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and milestones, the impact of changes to executive management and the board of directors, growth of the Company’s served markets, market opportunities, industry and technology trends, use of the Company’s technology in additional applications, growth opportunities, growth drivers, the characteristics, benefits, features, disruptive qualities and potential of the Company’s technologies and products, including with respect to packaging solutions in the Company’s Micro-electronics segment and new generation camera modules and the shipping of such in the Company’s Digital Optics segment, profit growth in the Digital Optics segment, the future investment and development resources including with respect to strategic growth opportunities, ability to address upcoming needs of key market segments, and the expansion of the Company’s technology licensing expertise. Material factors that may cause results to differ from the statements made include changes to the plans or operations relating to the Company’s businesses and groups, market or industry conditions; the future expiration of license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigation, or any invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt technologies covered by the Company’s patents; and the future expiration of the Company’s patents. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2010 and Form 10-Q for the period ended Sept. 30, 2011, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company that develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices through its subsidiaries. The Company’s Micro-electronics reporting segment realizes the value of patents generated in over 20 years of semiconductor packaging research and development. Its current research and development portfolio includes 3-D packaging and other cost reducing chip scale and wafer level packaging solutions. The Company’s other reporting segment, Digital Optics (formerly known as Imaging & Optics), offers camera module solutions that provide cost-effective, high-quality camera features, including extended depth of field (EDoF), zoom, image enhancement, optical image stabilization and MEMS-based auto-focus. These technologies can be applied to mobile and wireless products as well as vertical markets such as, automotive, medical and security. Tessera Intellectual Property Corp. manages the operations of the Company’s Micro-electronics reporting segment, including the patent portfolios of Tessera, Inc. and Invensas Corporation. The Company’s Digital Optics reporting segment is operated through DigitalOptics Corporation. The Company is headquartered in San Jose, California. For more information call 1.408.321.6000 or go to www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Additional Information and Where to Find It

Tessera Technologies, Inc. (the “Company”), its directors and certain executive officers and employees may become participants in the solicitation of proxies from stockholders in connection with the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting (the “2012 Proxy Statement”).

Robert J. Boehlke, John B. Goodrich, David C. Nagel, Kevin G. Rivette, Anthony J. Tether, and Robert A. Young, all of whom are members of the Company’s Board of Directors, and Michael Anthofer, Executive Vice President and Chief Financial Officer, Bernard J. Cassidy, Executive Vice President, General Counsel and Secretary and Moriah Shilton, Senior Director, Investor Relations, may become participants in the Company’s solicitation. Information regarding the Company’s directors’ and executive officers’ respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to the 2011 annual meeting of stockholders. No other participants own in excess of 1% of the Company’s common stock. Additional information regarding the interests of such participants will be included in the 2012 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2012 Proxy Statement with the SEC, the Company will mail the definitive 2012 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2012 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://ir.tessera.com/sec/cfm) or by writing to the Secretary, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, California 95134.

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